News Release

Koppers Inc. 436 Seventh Avenue Pittsburgh, PA 15219-1800 Tel 412 227 2001 www.koppers.com

FOR IMMEDIATE RELEASE

For Information:	Brian H. McCurrie, Vice President & Chief Financial Officer
412 227 2153
McCurrieBH@koppers.com

Koppers Inc. Receives Requisite Consents In Solicitation Of Its 9⅞% Senior Secured Notes Due 2013

PITTSBURGH, December 2, 2005 - Koppers Inc. (“Koppers” or the “Company”) today announced that as of 5:00 p.m., New York City time, on December 1, 2005, in connection with its previously announced consent solicitation for its 9⅞% Senior Secured Notes due 2013 (the “Notes”), it had received the requisite consents from registered holders of the Notes to amend certain provisions of the indenture governing the Notes (the “Indenture”).

With receipt of the requisite consents, the Company and JPMorgan Chase Bank, NA, the trustee under the Indenture, have executed a supplemental indenture to the Indenture governing the Notes, as provided in the Company’s Consent Solicitation Statement, dated November 16, 2005. However, the amendment will not become operative until certain other conditions as described below and in the Company’s Consent Solicitation Statement are satisfied.

The requisite consents and supplemental indenture conditions have been satisfied with respect to the Notes and consents may not be revoked. The consent solicitation is subject to the satisfaction of certain additional conditions, including the consummation of the offer and sale by our parent, Koppers Holdings Inc., of shares of its common stock in an initial public offering registered under the Securities Act of 1933, as amended. In the event that the consent solicitation is withdrawn or otherwise not completed, the consent payment will not be paid or become payable to holders of the Notes who have delivered consents. The Company expects that the consent payment will be made promptly after the satisfaction of all conditions.

The Solicitation Agent in connection with the consent solicitation is Credit Suisse First Boston LLC (“CSFB”). Questions regarding the consent solicitation may be directed to CSFB at 800-820-1653 (toll free) or 212-538-0652 (collect). D.F. King & Co., Inc. is serving as Information Agent and Tabulation Agent in connection with the consent solicitation. Requests for copies of the Consent Solicitation Statement should be directed to the Information Agent at 800-848-2998 (toll-free) or 212-269-5550 (collect).

THIS PRESS RELEASE IS NOT A SOLICITATION OF CONSENTS WITH RESPECT TO ANY NOTES. THIS SOLICITATION IS BEING MADE SOLELY BY THE CONSENT SOLICITATION STATEMENT. The Company reserve the right to modify the Consent Solicitation Statement and the terms and conditions of the consent solicitation or to terminate the consent solicitation.

About Koppers

Koppers, with corporate headquarters and a research center in Pittsburgh, Pennsylvania, is a global integrated producer of carbon compounds and treated wood products. Including its joint ventures, Koppers operates 36 facilities in the United States, United Kingdom, Denmark, Australia, China, the Pacific Rim and South Africa. The Company is a wholly owned subsidiary of Koppers Holdings Inc. The stock of Koppers Holdings Inc. is shared by a number of employee investors and by majority equity owner Saratoga Partners of New York, N.Y.

This news release may contain forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the company’s strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Koppers, particularly its latest annual report on Form 10-K and quarterly report on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the Company does business; competitive pressures; the loss of one or more key customer or supplier relationships; customer insolvencies; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost of raw materials; and other economic, business, competitive, regulatory and/or operational factors affecting the business of Koppers generally.